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                                                                   EXHIBIT 10.48

                          AMENDMENT NUMBER FOUR TO THE
                              GENUINE PARTS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         This Amendment to The Genuine Parts Company Supplemental Retirement Plan is adopted by Genuine Parts Company (the "Company"), effective as of the date set forth herein.

                                   WITNESSETH:

         WHEREAS, the Company maintains The Genuine Parts Company Supplemental Retirement Plan (the "Plan"), and such Plan is currently in effect; and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                       1.

         The definition of "Committee" as set forth in Section 2.01 is hereby changed. In lieu of the Compensation and Stock Option Committee of the Board of Directors of Genuine Parts Company, the Committee shall be defined as the "Pension and Benefits Committee of Genuine Parts Company."

                                       2.

         Sections 5.01(a) and 5.01(b) are deleted in their entirety,
Section 5.01(c) is hereby renumbered as Section 5.01(d) and new
Sections 5.01(a), 5.01(b) and 5.01(c) are substituted in lieu thereof to read as follows:

"5.01    Change of Control.

         (a) In the event there is a Change of Control of Genuine Parts (as defined in Section 5.01(d)), a Participant described below shall receive an immediate lump sum payment of the Participant's Supplemental Retirement Income in lieu of the Supplemental Retirement Income otherwise provided under this Plan.

                  (i) A Participant who terminates employment on account of the Change of Control (as defined below) must have attained age 55 with at least fifteen (15) years of Credited Service for vesting purposes under the Pension Plan on or prior to the Participant's termination of employment of account of the Change of Control.


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                           Such Participant's lump sum benefit shall be computed
                           as described in Section 5.01(b) below.

                  (ii) A Participant (or his or her Beneficiary or Contingent Annuitant if the Participant is not living) who does not satisfy the conditions of subparagraph (i) above but who terminated employment prior to the Change of Control and who is receiving or entitled to receive benefits under the Plan following the Change in Control shall receive a lump sum benefit computed as described in Section 5.01(c).

                  (iii) For purposes of this Section 5.01(a), a Participant's employment shall be considered to have "terminated on account of such Change of Control" if the Participant's employment with the Employer is terminated for any reason (e.g., resignation, involuntary termination, disability, death, etc.) during the five-year period beginning on the date on which the Change in Control occurred.

         (b)      The lump sum payment for a Participant described in
                  Section 5.01(a)(i) shall be determined by computing the present value of the Participant's monthly Supplemental Retirement Income as of the date of the Participant's termination of employment (calculated pursuant to the formula set forth in Section 3.01(a)). The present value amount shall be determined using the Applicable Interest Rate and Applicable Mortality Table as defined in Section 4.11 of the Pension Plan (i.e., the interest rate used to compute a lump sum payout from the Pension Plan following a change in control).

         (c)      The lump sum payment for a Participant described in
                  Section 5.01(a)(ii) shall be determined by computing the present value of the remaining unpaid monthly Supplemental Retirement Income payments under this Plan using the Applicable Interest Rate and Applicable Mortality Table as defined in Section 4.11 of the Pension Plan (i.e., the interest rate used to compute a lump sum payout from the Pension Plan following a Change of Control) and by assuming such payments begin or continue (as the case may be) immediately following the Change of Control."

                                       3.

Section 6.03 is deleted in its entirety and a new Section 6.03 is substituted in lieu thereof to read as follows:

"Section 6.03     Cost of Collection; Interest.


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           In any action taken in good faith relating to the enforcement of benefits under this Plan or any provision herein, the Participant (or the Beneficiary or Contingent Annuitant, as the case may be) shall be entitled to be paid any and all costs and expenses incurred by him or her in enforcing or establishing his or her rights under this Plan, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings, but only if Participant (or Beneficiary or Contingent Annuitant) is successful on at least one material issue raised in the enforcement proceeding. In addition, the Employer shall pay to the Participant (or Beneficiary or Contingent Annuitant) interest on all or any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by Trust Company Bank or its successors from time to time."

                                       4.

This Amendment shall be effective July 1, 2001. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the date indicated above.



                                       PENSION AND BENEFITS COMMITTEE



                                       By: /s/ George W Kalafut
                                          --------------------------------------

                                       Date: November 28, 2001
                                            ------------------------------------

Attest:

 /s/ Frank M Howard
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